Exhibit 10(b) Amendment of Savings and Profit Sharing Plan

Kansas City Life Insurance Company

TWENTY-NINTH AMENDMENT

KANSAS CITY LIFE INSURANCE COMPANY
SAVINGS AND PROFIT SHARING PLAN
___________________________________

     THIS TWENTY-NINTH AMENDMENT to the Kansas City Life Insurance Company Savings and Profit Sharing Plan, reflecting compliance with Internal Revenue Service Notice 2006-107 effective March 30, 2007 except as stated otherwise in the Plan, is entered into by and between Kansas City Life Insurance Company, a corporation organized and existing under the Laws of the State of Missouri, and Charles R. Duffy, Jr., Tracy W. Knapp and Mark A. Milton, Successor Trustees.

     1. Paragraph 4.3 is hereby amended to read in its entirety as follows:

“4.3 Form of Payment. The contributions of Kansas City Life Insurance Company may be made in cash, in treasury stock or in shares of authorized but unissued stock of Kansas City Life Insurance Company. If the Company or any affiliated participating company shall make its contribution in cash, the Trustees shall have the authority to purchase shares, acting independently as to when purchases are made, the number of shares to be purchased, the prices to be paid, and the broker, if any employed, to effect the purchases. The contributions of any participating affiliated corporation shall be converted to stock in such manner as shall be satisfactory to the Trustees and the respective companies from time to time. For purposes of fixing the amount of contributions made with shares of treasury stock, or shares of authorized but unissued stock, and commencing with the valuation date of the Plan in June, 1882, such stock shall be valued at the average of its bid price on the over-the-counter market for all business days following the previous monthly valuation date and, beginning December 1, 2006, such stock shall be valued using the volume weighted average price for all business days for the calendar month just ended. Beginning March 30, 2007, such stock shall be valued using the last trade of the day price on each business day of the month. This value shall be deemed to be the fair market value of the stock. In the event the Company is precluded from delivering such shares to the Trustees by law or because of the unavailability of such shares, the Company’s contribution to the Trustees shall be in case, and said cash shall be invested until such time as shares of the Company stock shall be available for purchase by the Trustees.”

     2. Paragraph 6.1 is hereby amended to read in its entirety as follows:

“6.1 Investment Funds. The value of all Trust assets shall be determined on the basis of market values on each business day of each month, except that the Kansas City Life stock shall be valued at the volume weighted average price for all business days in the calendar month just ended. Beginning March 30, 2007, such stock shall be valued using the last trade of the day price on each business day of the month. Accounting procedures shall reflect the establishment of investment options with the intent that all participants’ contributions and Company matching contributions, and any earnings thereon, will be accounted for within these investment options. Participant contributions to the investment options other than the Kansas City Life Stock Investment option shall be invested by the Trustees in general investments to ARTICLE XIV. Participant contributions to the Kansas City Life Stock Investment option shall be invested in shares of the Company stock pursuant to Paragraph 6.5, and the Company matching contributions to the Kansas City Life Stock Investment option shall be in the form of shares of the Company stock pursuant to ARTICLE IV. There shall be no guarantee regarding interest or gain, nor shall there be any guarantee against loss of principal in any of these investment options. It is intended that the Plan comply with Section 404(c) of the Employee Retirement Income Security Act of 1974.”

     3. Paragraph 6.2 is hereby amended to read in its entirety as follows:

“6.2 Participants’ Accounts. An account shall be established for each participant within the investment options. All investment options shall be maintained in United States dollars. A determination shall be made each business day of a calendar month of the value with respect to each of the investment options, and shall reflect contributions made by both the participant and the Company and any gains or losses of the investment options. Each participant shall be provided a statement of his accounts, reflecting the value thereof, not less often than quarterly. Notwithstanding the foregoing, the Company shall have the right to change the method of accounting from time to time except that no participant’s account balance shall be reduced because of such change.”

     IN WITNESS WHEREOF, Kansas City Life Insurance Company has caused this Twenty-ninth Amendment to the Plan and Trust to be executed by its authorized Officers and its Corporate Seal to be hereunto affixed, and the Trustees have executed the Amendment, all on the 15th day of March, 2007.

     KANSAS CITY LIFE INSURANCE COMPANY

     By: /s/J. Todd Salash

     Its: Vice President

ATTEST:

By: /s/Cheryl Keefer

Its: Assistant Secretary

/s/Mark A. Milton

/s/Charles R. Duffy

/s/Tracy W. Knapp

     TRUSTEES